                                                            Exhibit 99(p)(3)
-----------------------------------------------------------------------------
Title:  Code of Conduct / Conflict of Interest         Policy Number: C 5
-----------------------------------------------------------------------------
Date:  January, 2000                                   Page Number:   1 of 7
-----------------------------------------------------------------------------
Munder Capital Management

Code of Conduct/Conflict of Interest
------------------------------------

Personal Transactions and Conflicts of Interest
-----------------------------------------------

Personal trading by any Company employee shall not interfere with or take precedence over Company business. All Company personnel must exercise extreme care in handling personal investments, in order to avoid actual or perceived conflicts with the execution of orders for customers.

Specific restrictions apply to Company employees actively involved in making investment decisions, herein referred to as "Designated Employees." This specifically includes:

 .    Senior officers and Managing Directors

 .    Trading personnel

 .    Portfolio managers

 .    Support personnel for the above (i.e. assistants, secretaries, etc.) who may have access to information regarding investment decisions.

 .    Any other persons deemed required to report such transactions as determined by the Compliance Officer.

A personal transaction is defined as a transaction for the Designated Employee's own account, family accounts and accounts in which he or she has discretionary investment control in terms of purchase or disposition. This could include but is not limited to accounts of the employee's husband, wife, minor children or other dependent relations, or a trust in which he or she is an income or principal beneficiary. If the person also has discretionary investment control over family-related accounts, the definition of personal transactions would also include discretionary transactions for sisters, brothers, parents or parents-in-law and brothers/sisters-in-law.

The following restrictions and procedures apply to all Company Designated
Employees:

Prohibition Against Use of Material Inside Information
------------------------------------------------------

Investment personnel often have access to proprietary and market sensitive information, through contact with company management for example, that may be deemed to be "material inside information". Strict standards of confidentiality must be observed in order to prevent misuse of this information and to protect the Company's professional reputation and integrity.

"Material inside information" can be defined as any information about a company which has not been generally disclosed to the marketplace, the dissemination of which is likely to significantly affect the market price of the company's securities or to be considered important by reasonable investors in determining whether to trade in such securities.

Title:  Code of Conduct / Conflict of Interest         Policy Number:  C 5
--------------------------------------------------------------------------------
Date:  January, 2000                                   Page Number:    2 of 7
--------------------------------------------------------------------------------

Employees in possession of material inside information should communicate that information to the Compliance Officer of the Company without otherwise discussing the information with co-workers or others. The employee is prohibited from trading on the information or from discussing the information inside or outside the Company until the Compliance Officer determines the information either is not material or has been made public. The use or disclosure of such information may subject an employee, the Company, or persons outside of the Company to whom the information is communicated to severe liabilities, both civil and criminal, under federal and state securities laws. The Compliance Officer will regularly review client and employee accounts and investigate for patterns of heavy or inappropriate trading in particular securities.

Employees are prohibited from soliciting or accepting disclosure of inside information from fellow employees or soliciting or accepting access to files that contain inside information.


Fair Dealing vs. Self Dealing
-----------------------------

All Company personnel must act in a manner consistent with the obligation to deal fairly with all customers when disseminating information or taking investment action. Self-dealing for personal benefit or the benefit of the Company at the expense of clients will not be tolerated.


Front Running
-------------

Employees are prohibited from "front running" an order or recommendation, even if he or she is not handling either the order or recommendation. Front running consists of executing a personal transaction in the same or underlying securities, options, rights, warrants, convertible securities or other related securities in advance of corporate transactions of a similar nature based on the knowledge of the forthcoming transaction or recommendation. For purposes of this restriction, personal transactions which are executed seven calendar days or less prior to a client transaction, and where the employee directly handles such client transactions, shall be considered front running and are expressly prohibited. Notwithstanding the above time limit, care should be taken with any personal transaction executed for securities that the Company recommends to clients to avoid the appearance of front running or self dealing.


Restriction on Purchasing Initial Public Offerings
--------------------------------------------------

No underwritten new or secondary issues, whether offered on a firm or best efforts basis, may be purchased except in the open market after official termination of the underwriting. The only exception is in the case of mutual funds, which can be purchased on the initial offering.

Title:  Code of Conduct / Conflict of Interest         Policy Number:  C 5
--------------------------------------------------------------------------------
Date:  January, 2000                                   Page Number:    3 of 7
--------------------------------------------------------------------------------


Private Placements
------------------

No Designated Employee may acquire, directly or indirectly, any securities in a private placement without the prior approval of the Compliance Officer, who must be provided with full details of the proposed transaction (including certification that the investment opportunity did not arise by virtue of the designated person's activities on behalf of any fund advised by the Company).


Trading
-------

No trades may be done directly through the institutional trading desk of a broker/dealer that also handles any of the Company's or its client's business; only a normal retail relationship is permitted.

Short-term trading is prohibited. Short-term trading is defined to include any combination of purchases and sales, or sales and purchases, where the securities are held for less than 60 calendar days. You will be required to disgorge any profits if you violate this short term trading rule. The prohibition on short-term trading does not apply to mutual funds, including funds advised by the Company.

Designated Employees are prohibited from executing transactions in securities within seven days before and after a transaction for a client account for which that person is responsible.

Designated Employees are prohibited from executing transactions in securities for which a registered investment company advised by the Company has pending buy or sell orders.

In order to assist employees in maintaining compliance with these provisions, personal securities transactions MUST be pre-cleared with the compliance officer or trading desk, with appropriate written documentation obtained. Any deviation from these trading policies must be pre-cleared with the Compliance Officer or General Counsel. An example of this form is located in the back of this handbook (Exhibit B). If a securities transaction is not pre-cleared it will be considered a violation.


Comerica Stock
--------------

Comerica stock may be purchased by employees of Munder Capital, subject to the normal procedures contained in this policy, and any procedures that may be directed to MCM employees by Comerica compliance personnel. Should such procedures be received from Comerica compliance personnel, Munder employees will be notified of appropriate changes to these procedures.

-------------------------------------------------------------------------------
Title: Code of Conduct / Conflict of Interest            Policy Number:  C 5
-------------------------------------------------------------------------------
Date:  January, 2000                                     Page Number:    4 of 7
-------------------------------------------------------------------------------


Commissions
-----------

Commissions on personal transactions may be negotiated, but payment of a commission rate which is lower than the rate available to retail customers through similar negotiations is prohibited.


Appointment to Investment Advisory Position
-------------------------------------------

Before taking on any position which involves giving investment advice or acting in a fiduciary capacity, i.e., acting as an administrator, co-trustee, joining the board of an endowment fund, etc., Designated Employees must obtain written approval from the Compliance Officer or CEO of the Company. Annually, all employees will be required to identify and confirm those organizations for which they serve on Boards or with which they have other reportable relationships. An example of this form is located in the back of this handbook. (Exhibit C)


Reporting Requirements
----------------------

Within 10 days following the end of the calendar quarter, each access person defined above must submit to the Compliance Officer a statement of all securities purchased and sold during the previous calendar quarter.

An example of this form is located in the back of this handbook. (Exhibit D)

Within 10 days of becoming an access person, and annually thereafter, you will be required to report/confirm the accounts and securities over which you are responsible under these guidelines. Appropriate forms and reports will be disseminated at that time. An example of this form is located in the back of this handbook. (Exhibit E)


Reporting of Personal Brokerage Accounts and Investments
--------------------------------------------------------

Certain Designated Employees may be required to report all cash and margin accounts and investments involving the beneficial ownership of securities to the Compliance Officer of the Company. In addition, securities that are beneficially owned but not held in any account must be reported to the Compliance Officer. The Compliance Officer will determine those personnel required to submit copies of supporting documentation (e.g., brokerage statements, confirmations, or similar documents) on a timely basis.

Accounts to be reported could include, but are not limited to, joint accounts, trust accounts, and investment partnerships or clubs in which the employee participates that are eligible to trade in securities. A security could include but is not limited to any note, stock, treasury stock, bond debenture or evidence of indebtedness.

-------------------------------------------------------------------------------
Title: Code of Conduct / Conflict of Interest            Policy Number:  C 5
-------------------------------------------------------------------------------
Date:  January, 2000                                     Page Number:    5 of 7
-------------------------------------------------------------------------------


Securities that you beneficially own include securities, whether or not registered in your name, over which you can exert direct or indirect control in terms of voting rights, purchase or disposition. This also includes securities which you may not currently own but have the right to acquire, through the exercise of an option, for example. Securities held in the name of other individuals or in the name of an estate, trust or partnership, where you have the power to directly control the purchase or sale of securities, such as the authority to exercise voting rights or to indirectly influence such decisions, are considered beneficially owned by you. Additionally, securities held by your spouse, child or other relative sharing your home are considered beneficially owned by you on the theory that, absent special circumstances, you are able to exercise a controlling influence over the purchase, sale or voting of such securities.


Compliance
----------

Monthly Reporting Requirements
------------------------------

For those persons designated by the Compliance Officer, duplicate monthly account statement(s), confirmations, or similar documentation of each transaction in all accounts over which you have beneficial ownership must be submitted to the Compliance Officer directly from the broker/custodian. Have all duplicate transaction confirmations and/or statements mailed directly to:

               Compliance Officer
               Munder Capital Management
               PO Box 1840
               Birmingham, MI  48012-1840

In the event a securities transaction is completed without the use of a brokerage firm, you should immediately report the transaction directly to the Compliance Officer.

Reporting of security holdings of family members over which you do not have beneficial ownership (i.e. securities owned by your parents, in-laws, children above minor age not living at home) is not required. However, this information must be provided upon request of the Compliance Officer.

Each monthly statement must include all transaction activity conducted during the month in each account, as well as all transfers in and out of the account.

Excluded Transactions
---------------------

Transactions that are specifically excluded from required reporting are:

     . Transactions in securities that are direct obligations of the United States Government.

     . Any transaction involving a "non-security", i.e. savings account, certificate of deposit, etc.

-------------------------------------------------------------------------------
Title: Code of Conduct / Conflict of Interest            Policy Number:  C 5
-------------------------------------------------------------------------------
Date:  January, 2000                                     Page Number:    6 of 7
-------------------------------------------------------------------------------


 .    Transactions that are non-volitional, including, but not limited to automatic reinvestments under dividend reinvestment plans, conversions of stock under warrants, options or mergers.

 .    Transactions effected in any account over which the Designated Person has no direct or indirect influence or control, including discretionary accounts in which the Designated Person has no influence or control over trades.

 .    Purchases or sales of options on indices.

 .    Transactions involving mutual funds and money market funds.


Role of Compliance
------------------

The Compliance Officer or his/her designee reviews the records of all personal accounts and securities transactions to ensure that no abuse of these guidelines and procedures has occurred. Information collected and maintained by the Compliance Officer is kept in strict confidence. In addition, on a case-by-case basis, the Compliance Officer may provide advance approval of purchases or sales which would otherwise be prohibited by this Code of Conduct upon his or her determination that such purchase or sale is only remotely potentially harmful to clients of the Company because such purchase or sale would be unlikely to affect a high institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by clients of the Company.

Risk of Non-Compliance
----------------------

Any violation of these guidelines can be grounds for the immediate termination of your employment at the Company. In some cases, such as the use of material inside information, a breach may violate federal and state civil and criminal statutes and may subject you to fines, imprisonment and/or monetary damages. You will be expected to conduct your activities in accordance with these guidelines, and to reaffirm each year that you have thoroughly read and understand this Code of Conduct by signing a statement of acknowledgment.

Notwithstanding the above, in order to underscore the importance of compliance with these provisions, the following penalties will apply to violations of these policies (in addition to the possible disgorging of any profits and other sanctions noted in the above paragraph):

First violation:              no monetary penalty
Second violation:             $250 penalty
Any subsequent violation:     appropriate disciplinary action, as determined by
                              the CEO and the Compliance Officer.

-------------------------------------------------------------------------------
Title  Code of Conduct / Conflict of Interest            Policy Number:  C 5
-------------------------------------------------------------------------------
Date:  January, 2000                                     Page Number:    7 of 7
-------------------------------------------------------------------------------


Summary
-------

It is impossible to anticipate all possible conflict of interest situations that may arise. In dealing with such situations, you should act according to the guidelines outlined here as well as abide by legal and regulatory requirements. When there is any doubt about the propriety of certain conduct, or if a situation is unclear, you should seek the counsel of the Compliance Officer.


Acknowledgment
--------------

It shall be the responsibility of each present employee to file with the Compliance Officer of the Company a written statement certifying that the employee has received and reviewed this policy. Signature constitutes agreement to abide by such Code. New employees shall complete an Acknowledgment of Receipt coincident with employment. Statements for all employees shall be filed at one-year intervals. An example of this form is located in the back of this Handbook. (Exhibit J)

                                                                       Exhibit B

                    ----------------------------------------
[LOGO]                     PREAUTHORIZATION FORM FOR
                       PERSONAL SECURITIES TRANSACTIONS
                    ----------------------------------------


      PLEASE COMPLETE AND RETURN THIS FORM TO THE COMPLIANCE OFFICER

---------------------------------------------------------------------------
                 TRANSACTION
   DATE OF           TYPE              NAME OF SECURITY         SYMBOL
 TRANSACTION      (Buy, Sell,                                 (If known)
 (Trade Date)     Exchg, Gift,
                     etc.)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                        Only one security per form*
---------------------------------------------------------------------------



----------------------------------------------------------------------------
DATE                                   EMPLOYEE
                                       SIGNATURE
----------------------------------------------------------------------------
                                       PRINTED NAME
                                      --------------------------------------



----------------------------------------------------------------------------
DATE                                   TRADING ROOM
                                       AUTHORIZATION
----------------------------------------------------------------------------
 [_]           NO OPEN ORDERS          TIME STAMP
----------------------------------------------------------------------------


**Your trade must be placed immediately following authorization to avoid any conflict with incoming orders on the trading desk. If the transaction is not executed on the trade date listed, you must obtain a new pre-authorization prior to execution.**

                                                                       Exhibit C
--------------------------------------------------------------------------------

M E M O R A N D U M

--------------------------------------------------------------------------------

Date:

To:       All Personnel

From:     Terry H. Gardner

RE:       Compliance Questionnaire


In order to help us identify potential conflicts of interest, please complete the following questionnaire.


Please list any organizations in which you serve as an officer, director, partner, etc., whether for compensation or not (including charities, etc.), or any public elected or appointed office.



To the best of your knowledge, do any of the organizations described above have a material business relationship with either Munder Capital Management or Comerica Incorporated or any subsidiaries of Comerica Incorporated?



____________________________                     ___________________
Signature                                        Date


____________________________
Print Name

                                                                       Exhibit D

                                                       Munder Capital Management
                                                    480 Pierce Street, Suite 300
                                                            Birmingham, MI 48009

                  QUARTERLY REPORT FOR PERIOD ENDING 3/31/2000

This form must be returned to the compliance officer no later than the 10th day of the month following the quarter end noted above.

Dear Sir/Madam:

     As required by Rule 204-2(a)(12) of the Investment Advisers Act of 1940, I submit the following information concerning transactions during the most recent calendar quarter in SECURITIES* in which I have or had direct or indirect beneficial ownership, except transactions effected in an account over which neither you nor I had any direct or indirect influence or control.

               Nature of
               transaction
Date of        (Purchase, Sale,                            Number of                       Principal      Broker, Dealer
transaction    Gift, etc.)          Title of Security      Shares        Price/Share       Amount**       or Bank
------------------------------------------------------------------------------------------------------------------------



New account(s) established in which any securities were held during the quarter for my direct or indirect benefit:
     Name of the broker, dealer or bank with whom the account was established:
     Account Number:
     Date the account was established:


*For purposes of reporting quarterly transactions, the term "Security" does not include (1) securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities; (2) bankers' acceptances; (3) bank certificates of deposit; (4) commercial paper and high quality short-term debt instruments (including repurchase agreements); and (5) shares of registered open-end investment companies. For purposes of reporting new accounts established during the quarter, there is no limitation on the term "security."

**Principal amount equals the amount paid or received excluding any commissions.

By signing this form, you are indicating that you have complied with the Firm's Code of Conduct policy with respect to personal SECURITIES TRANSACTIONS, and that all such transactions are listed above or attached. You are also indicating that you have reported all reportable accounts established with a broker, dealer or bank during the quarter.

Date:                                  Signed:
     -----------------------                  --------------------------------

                                       Print Name:
                                                  ----------------------------

                                                                       Exhibit E

          Annual Report of Personal Brokerage Accounts and Investments


Name:  ____________________________

Position:  ___________________________


To comply with SEC regulations and the Munder Capital Management Code of Conduct, all access persons are required to provide an annual holdings report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(i) The title, number of shares and principal amount of each reportable security* in which you have any direct or indirect beneficial ownership; and
(ii) The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please fill out the form below listing those broker, dealer and bank accounts that meet the Code of Conduct reporting requirements. You must attach a list of the reportable securities held in each account, including the information listed in item (i) above. A copy of the most recent statement for each account may be attached for this purpose if it is currently accurate and provides all the required information.



Following is a listing of accounts which meet the Firm's reporting guidelines:*

Account Owner                                Account Number                           Firm
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


By signing this form, you are indicating that you have complied with the Firm's Code of Conduct policy and that all reportable accounts and securities are listed above or attached.


Signed:  _____________________________________  Date:  _____________



*Please refer to the Code of Conduct provided in the Munder Capital Management Employee Handbook for a description of reportable securities.

         Initial Report of Personal Brokerage Accounts and Investments


Name:  _______________________________

Position:  ___________________________


To comply with SEC regulations and the Munder Capital Management Code of Conduct, all access persons are required to provide an initial holdings report containing the following information:

(i) The title, number of shares and principal amount of each reportable security* in which you had any direct or indirect beneficial ownership when you became an access person; and
(ii) The name of any broker, dealer, or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became an access person.

Please fill out the form below listing those broker, dealer and bank accounts that meet the Code of Conduct reporting requirements. You must attach a list of the reportable securities held in each account, including the information listed in item (i) above. A copy of the most recent statement for each account may be attached for this purpose if it is currently accurate and provides all the required information.


Following is a listing of accounts which meet the Firm's reporting guidelines:*

Account Owner             Account Number               Firm
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


By signing this form, you are indicating that you have complied with the Firm's Code of Conduct policy and that all reportable accounts and securities are listed above or attached.


Signed:  _____________________________________  Date:  _____________


*Please refer to the Code of Conduct provided in the Munder Capital Management Employee Handbook for a description of reportable securities.